Exhibit 99.1

Chicken Soup for the Soul Entertainment to Host Third Quarter Conference Call on November 19, 2018

COS COB, CT - NOV 9, 2018 – Chicken Soup for the Soul Entertainment, Inc. (“CSS Entertainment”) (Nasdaq: CSSE), a growing media company building online video-on-demand (“VOD”) networks that provides positive and entertaining video content for all screens, today announced it will report financial results for its third quarter ended September 30, 2018 on Wednesday, November 14, 2018. The Company has scheduled a conference call for Monday, November 19, 2018, at 4:30 p.m. ET to review the results.

Conference Call Information

To participate in this event, dial in approximately 5 to 10 minutes before the beginning of the call.

•	Date, Time: Monday, November 19, 2018, 4:30 p.m. ET.

•	Toll-free: (833) 832-5128

•	International: (484) 747-6583

•	Conference ID: 3849958

•	A live webcast is available at http://ir.cssentertainment.com/ under the “News & Events” tab

Conference Call Replay Information

•	Toll-free: (855) 859-2056

•	International: (404) 537-3406

•	Reference ID: 3849958

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. is a growing media company building online video on-demand (“VOD”) networks that provide positive and entertaining video content for all screens. The company also curates, produces and distributes long- and short-form video content that brings out the best of the human spirit, and distributes the online content of its affiliate, A Plus. The company is aggressively growing its business through a combination of organic growth, licensing and distribution arrangements, acquisitions, and strategic relationships. The company is also expanding its partnerships with sponsors, television networks and independent producers. The company’s subsidiary, Screen Media, is a leading global independent television and film distribution company that owns one of the largest independently owned television and film libraries. The company also owns Popcornflix®, a popular online advertiser-supported VOD (“AVOD”) network, and six additional VOD networks that collectively have rights to exhibit thousands of movies and television episodes. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the offering circular) and uncertainties which could cause actual results to differ from the forward-looking statements. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

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INVESTOR RELATIONS

James Carbonara

Hayden IR

james@haydenir.com

(646) 755-7412

MEDIA CONTACT
Kate Barrette
RooneyPartners LLC
kbarrette@rooneyco.com
(212) 223-0561